   As filed with the Securities and Exchange Commission on January 10, 2001
                                                    Registration No. 333-48606-1


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933*

                             -----------------------

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NEW YORK                          13-4924710
          (State or other jurisdiction             (I.R.S. Employer
              of incorporation or                 Identification No.)
                  organization

                            32 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK, 10013-2412
                    (Address of Principal Offices) (Zip Code)

                           INTERNATIONAL POST LIMITED
                          1993 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                             MARILYN J. WASSER, ESQ.
                               VICE PRESIDENT--LAW
                                  AND SECRETARY
                             295 NORTH MAPLE AVENUE
                             BASKING RIDGE, NJ 07920
                     (Name and address of agent for service)

                                 (908) 221-2000
          (Telephone number, including area code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
                                                                         MAXIMUM          PROPOSED
                                                                      OFFERING PRICE      MAXIMUM
                                                                           PER           AGGREGATE      AMOUNT OF
             TITLE OF EACH CLASS OF               AMOUNT TO BE            SHARE           OFFERING     REGISTRATION
          SECURITIES TO BE REGISTERED              REGISTERED              (1)           PRICE (1)         FEE
   Class A Liberty Media Group Common Stock,
   par value $.01 per share.................      81,848 shares            N/A              N/A            (2)

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the equitable adjustment provisions of the plan (the "Plan") listed above.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4 of AT&T Corp. ("AT&T") (File No. 333-48606) on October 25, 2000 (the "S-4").

                             INTRODUCTORY STATEMENT


      AT&T hereby amends the S-4 by filing this Post-Effective Amendment No. 1 on Form S-8 to the S-4 relating to a maximum of 81,848 shares of Class A Liberty Media Group common stock, par value $1.00 per share, of AT&T ("Class A Liberty Stock"), issuable by AT&T upon the exercise of options with respect to Class A Liberty Stock under the Plan. All such shares of Class A Liberty Stock were originally registered pursuant to the S-4.

      On December 21, 2000, E-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Sub"), was merged (the "Merger") with and into Video Services Corporation ("VSC") pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 25, 2000, among AT&T, Merger Sub, Liberty Media Corporation, a Delaware corporation ("Liberty"), and VSC. Pursuant to the Merger Agreement, when the Merger was consummated (the "Effective Time"), among other things, each share of common stock of VSC issued and outstanding immediately prior to the Effective Time was converted into 0.104 of a share of Class A Liberty Stock. Pursuant to the Merger Agreement, the outstanding stock options granted under the Plan (the "Options") are no longer exercisable for the common stock of VSC, but instead are exercisable for 0.208 of a share of Class A Liberty Stock.

      The designation of this Post-Effective Amendment as Registration No. 333-48606-1 denotes that this Post-Effective Amendment relates only to a maximum of 81,848 shares of Class A Liberty Stock issuable upon exercise of the Options and that this is the first Post-Effective Amendment to the S-4.

                                     PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed previously with the Securities and Exchange Commission (the "Commission") by AT&T pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

            (a) AT&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

            (b) AT&T's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;

            (c) AT&T's Current Reports on Form 8-K filed on January 6, 2000, January 14, 2000, March 13, 2000, March 17, 2000, March 27,
                  2000, April 4, 2000, April 24, 2000, May 5, 2000, June 15,
                  2000 (as amended August 29, 2000), October 25, 2000, November 16, 2000, December 1, 2000, December 18, 2000, December 21,
                  2000, and December 22, 2000; and

            (d) The description of the Class A Liberty Stock contained in AT&T's Registration Statement on Form 8-A filed on March 3, 1999 with the Commission under Section 12(g) of the Exchange Act, which incorporates by reference the description of such Common Stock contained in AT&T's Registration Statement on Form S-4 (which description is herein incorporated by reference), and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

      The legality of Class A Liberty Stock registered by the S-4 was passed upon for AT&T by Robert S. Feit, Esq., General Attorney and Assistant Secretary of AT&T. As of July 29, 2000, Mr. Feit owned approximately 5,035 shares of
AT&T securities and held options to purchase an additional 33,750 shares of AT&T securities.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.


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
      Previously filed (See Item 20 of the S-4).

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

      See Exhibit Index.

ITEM 9.     UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section

15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on January 10, 2001.



                                       AT&T CORP.


                                       By: /s/ Marilyn J. Wasser
                                       ________________________________
                                       Name:  Marilyn J. Wasser
                                       Title: Vice President - Law and Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person sin the capacities and on the date indicated.

SIGNATURE                                    CAPACITY
---------                                    --------
PRINCIPAL EXECUTIVE OFFICER:

C. Michael Armstrong*                        Chairman and
Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:

Charles Noski*                               Senior Executive Vice President
                                             and Chief Financial
Officer

PRINCIPAL ACCOUNTING OFFICER:

Nicholas S. Cyprus*                          Controller and Chief Accounting Officer

DIRECTORS

C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M. C. Fisher*
Amos B. Hostetter, Jr.*
Ralph S. Larsen*
John C. Malone*
Donald F. McHenry*
Louis S. Simpson*
Michael I. Sovern*
Sanford I. Weill*
John D. Zeglis*

* By:   /s/ Marilyn J. Wasser
      Marilyn J. Wasser
      (Attorney-In-Fact)

January 10, 2001

                                 EXHIBITS INDEX

      Exhibit
      Number            Description
      ------            -----------
      5.01              Opinion of Robert S. Feit, General Attorney and Assistant Secretary of the
                        Registrant, as to the legality of the securities being registered.*

      23.01             Consent of Robert S Feit (included in Exhibit 5.01)*

      23.02             Consent of PricewaterhouseCoopers LLP

      23.03             Consent of KPMG LLP

      23.04             Consent of Arthur Andersen LLP

      23.05             Consent of PricewaterhouseCoopers LLP

      23.06             Consent of Ernst & Young LLP

      24.01             Power of Attorney*


      *Previously filed as Exhibits to the S-4


                                      II-6